Exhibit 10.13 - Business Development Agreement (Lighthouse Advisors, Inc.)



                         BUSINESS DEVELOPMENT AGREEMENT


         THIS BUSINESS DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into as of August 26, 2004 by and between WWAP, INC., a Delaware corporation (the "Company"), and LIGHTHOUSE ADVISORS, INC., a Delaware corporation ("Lighthouse").


                                    RECITALS:

         WHEREAS, the Company desires to engage Lighthouse, and Lighthouse desires to be engaged by the Company, to provide certain business development services in accordance with and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   AGREEMENT:


                                   ARTICLE 1.
                                   ENGAGEMENT

         1.1. Engagement. The Company hereby engages Lighthouse, and Lighthouse hereby accepts such engagement.

         1.2. Services. Upon the request of the Company, Lighthouse shall perform the services set forth on Exhibit "A" hereto.

         1.3 Appointment to Advisory Board. During the Term (as defined below), the Company agrees to appoint Jay Wright and Kurt Gordon to the Company's advisory board. In such capacity, the principals shall periodically advise the Company on the matters described in Exhibit "A" hereto.


                                   ARTICLE 2.
                               TERM OF ENGAGEMENT

         2.1. Term. The engagement of Lighthouse pursuant to the terms hereof shall commence on the date hereof and shall continue for a period of twelve (12) months at which time this Agreement shall continue on a month-to-month basis until terminated by either party by providing thirty (30) days prior written notice to the other party (the "Term").


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         2.2. Independent Consultant. The Company and Lighthouse acknowledge and agree that Lighthouse is an independent contractor and that nothing in this Agreement is intended to cause Lighthouse to be a fiduciary, agent, joint venturer, legal representative, partner or servant of the Company for any purpose whatsoever. Lighthouse agrees that the Company shall in no event assume liability for or be deemed liable hereunder as a result of any contract, agreement, understanding, debt or obligation entered into by Lighthouse on the Company's behalf without the Company's prior written consent. Lighthouse shall be solely responsible for and shall pay all taxes, assessments, and fees incident to the performance of his obligations pursuant to this Agreement.


                                   ARTICLE 3.
                           COMPENSATION OF CONSULTANT

         3.1. Compensation. As compensation for the services to be provided hereunder (the "Compensation"), the Company shall pay Lighthouse a fee payable by the issuance of a number of shares of common stock equal to 2% of the Company's outstanding capital stock on a fully diluted basis (after taking into account all outstanding options, warrants and other securities convertible or exchangeable into shares of capital stock of the Company). This fee shall be deemed fully earned as of the date hereof.



                                   ARTICLE 4.
                                  MISCELLANEOUS

         4.1. Lock-up Agreement. Jay Wright and Kurt Gordon agree not to sell or otherwise transfer or dispose of any shares of the Company's common stock received under this Agreement for a period of 180 days following the date of this Agreement.

         4.2. Notices. All notices hereunder, to be effective, shall be in writing and shall be deemed delivered when delivered by hand, upon confirmation of receipt by telecopy or when sent by first-class, certified mail, postage and fees prepaid, as follows:

                  (a) for notices and communications to the Company

                           WWAP, Inc.
                           C/o ActivePoint, Ltd.
                           20 Giborel Israel St.Poleg Industrial one
                           Netanya Israel - 42504
                           Attention:       Moshe Ofer
                           Telephone:       972-9-8857484
                           Facsimile:       972-9-8853233




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                  (b) for notices and communications to Lighthouse:

                           Lighthouse Advisors, LLC
                           12900 Crouch Drive
                           Fairfax, VA  22030
                           Attention:  Jay Wright or Kurt Gordon

By notice complying with the foregoing provisions of this Section, each party shall have the right to change the address for future notices and communications to such party.

         4.3. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by both of the parties hereto.

         4.4. Assignment. This Agreement and all rights hereunder are personal to Lighthouse and may not, unless otherwise specifically permitted herein, be assigned by it. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

         4.5. Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         4.6. Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any arbitrator or court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said arbitrator or court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

         4.7. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Maryland without regard to its principles of conflicts of laws. The parties hereto agree that except as otherwise provided in this Agreement, any claim or dispute arising under or in connection with this Agreement shall be submitted for adjudication exclusively in courts of Montgomery County, Maryland, and each of the parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication.






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         IN WITNESS WHEREOF, the parties hereto have caused this Business
Services Agreement to be executed by their representatives thereunto duly authorized.

                                            WWAP, INC.


                                            By:/s/ Moshe Ofer
                                               ---------------------------------
                                            Name:    Moshe Ofer
                                                 -------------------------------
                                            Title: President
                                                   -----------------------------


                                            LIGHTHOUSE ADVISORS, INC.


                                            By:/s/ Kurt Gordon
                                               ---------------------------------
                                            Name:    Kurt Gordon
                                                 -------------------------------
                                            Title: Chief Financial Officer
                                                   -----------------------------




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                                   EXHIBIT "A"
                             DESCRIPTION OF SERVICES

1. Lighthouse Advisors shall be available to assist the Company with respect to introduction to potential customers, advice with shareholder relations and such other services as the parties may agree to.























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